                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Cor Therapeutics, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            COR THERAPEUTICS, INC.
                             256 East Grand Avenue
                         South San Francisco, CA 94080

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 2000

                               ----------------

TO THE STOCKHOLDERS OF COR THERAPEUTICS, INC.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of COR Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 23, 2000 at 9:00 a.m. local time at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's 1991 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 900,000 shares.

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized for issuance by 80,000,000 shares.

     4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on Monday, March 27, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Patrick A. Broderick
                                        Secretary

South San Francisco, California
April 17, 2000

   All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                            COR THERAPEUTICS, INC.
                             256 East Grand Avenue
                         South San Francisco, CA 94080

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of COR Therapeutics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2000, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers, other employees of the Company or, at the Company's request, D.F. King & Co. No additional compensation will be paid to directors, officers or other employees for such services, but D.F. King & Co. will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on Monday, March 27, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 26,409,092 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 256 East Grand Avenue, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in the year 2001 must be received by the Company no later than December 18, 2000 in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14-a-8 of the Securities and Exchange Commission (the "SEC"). Unless a stockholder who wishes to bring a matter before the stockholders of the Company' annual meeting of stockholders to be held in the year 2001 notifies the Company of such matter prior to March 3, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   In March 2000, the Board, pursuant to authority granted under the Company's Restated Bylaws ("Bylaws"), set the number of Board positions at six, effective May 23, 2000. There are six nominees for the six Board positions presently authorized by the Board pursuant to the Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each of the nominees listed below is currently a director of the Company, all having been previously elected by the stockholders.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

   The names of the nominees and certain information about them are set forth below:

                                                 Principal Occupation/
                Name                Age      Position Held with the Company
                ----                ---      ------------------------------
 Vaughn M. Kailian.................  55 President and Chief Executive Officer
 Shaun R. Coughlin, M.D., Ph.D. ...  45 Professor of Medicine and Cellular and
                                        Molecular Pharmacology, University of
                                        California, San Francisco
 James T. Doluisio, Ph.D.(1).......  64 Hoechst-Roussel Professor of Pharmacy,
                                        University of Texas at Austin
 Charles J. Homcy, M.D. ...........  51 Executive Vice President, Research and
                                        Development
 Jerry T. Jackson(1)(2)............  58 Retired Executive Vice President, Merck
                                        & Co., Inc.
 Ernest Mario, Ph.D.(2)............  61 Chairman and Chief Executive Officer,
                                        ALZA Corporation

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

   Vaughn M. Kailian has served as President, Chief Executive Officer and a director of the Company since March 1990. From 1967 to 1990, Mr. Kailian was employed by Marion Merrell Dow, Inc., a pharmaceutical company, and its predecessor companies in various U. S. and international general management, product development, marketing and sales positions. Mr. Kailian is also a director of Amylin Pharmaceuticals and Axys Pharmaceuticals, Inc. as well as the Biotechnology Industry Organization and the California Healthcare Institute.

   Shaun R. Coughlin, M.D., Ph.D., has served as a director of the Company since September 1994. Dr. Coughlin is a Professor of Medicine and Cellular and Molecular Pharmacology at the University of California, San Francisco ("UCSF"), and Director of the Cardiovascular Research Institute at UCSF, where he was an Associate Professor of Medicine from 1992 through 1996. Dr. Coughlin acted as a consultant to the Company from its inception to March 1, 1999. Dr. Coughlin is also a member of the editorial boards of Trends in Cardiovascular Medicine, Molecular Medicine and Journal of Clinical Investigation.

   James T. Doluisio, Ph.D., has served as a director of the Company since January 1994. Dr. Doluisio is the Hoechst-Roussel Professor of Pharmacy at the University of Texas at Austin. From 1973 to 1998, he was Dean of Pharmacy at the University of Texas at Austin. From 1990 to 1995, Dr. Doluisio served as Chairman of the United States Pharmacopeial Convention Board of Trustees. From 1967 to 1973, Dr. Doluisio was Professor and Assistant Dean of the College of Pharmacy at the University of Kentucky.

   Charles J. Homcy, M.D., has been a director of the Company since January 1998 and has served as Executive Vice President, Research and Development of the Company since March 1995. Since 1997, Dr. Homcy has been Clinical Professor of Medicine at the University of California, San Francisco Medical School and Attending Physician at the San Francisco VA Hospital. From 1994 until he joined the Company, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories, a pharmaceutical company. From 1991 to 1995, Dr. Homcy also served as an attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was an attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School.

   Jerry T. Jackson has served as a director of the Company since March 1995. Mr. Jackson was employed by Merck & Co., Inc., a pharmaceutical company ("Merck"), from 1965 until his retirement in 1995. From 1993 until his retirement, he served as Executive Vice President of Merck. During this time, he had responsibility for Merck's International Human Health, Worldwide Human Vaccines, the AgVet Division, Astra/Merck U. S. Operations, as well as worldwide marketing. During 1993, he also was President of Merck's Worldwide Human Health Division. Mr. Jackson served as Senior Vice President of Merck from 1991 to 1992 and previously was President of Merck Sharp & Dohme International. Mr. Jackson is also a director of Alexion Pharmaceuticals, Inc., Crescendo Pharmaceuticals Corporation, and Molecular Biosystems, Inc.

   Ernest Mario, Ph.D., has served as a director of the Company since September 1995. Dr. Mario served as Co-Chairman and Chief Executive Officer of ALZA Corporation from July 1993 to November 1997 at which time he was appointed Chairman and Chief Executive Officer. From 1989 to 1993, he was Deputy Chairman and Chief Executive of Glaxo Holdings in London. Prior to 1989, Dr. Mario served as Chief Executive of Glaxo, Inc. in the United States. Dr. Mario is also non-executive chairman of Pharmaceutical Product Development, Inc. and a director of Catalytica Inc. and SonoSite, Inc.

Changes in Board of Directors

   Robert Momsen, who has served on the Company's Board since April 1989, and Lloyd Hollingsworth Smith, Jr., who has served on the Company's Board since January 1993, separately notified the Board that they would be retiring as Board members at the end of their current term effective May 23, 2000. The Company has accepted the resignations of these two Board members. In March 2000, the Board, pursuant to authority granted under the Bylaws, set the number of Board positions at six effective May 23, 2000.

Board Committees and Meetings

   During the fiscal year ended December 31, 1999, the Board held six meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to financial controls, adequacy of staff, and management performance and procedures in connection with the annual audit and financial controls. During fiscal 1999, the Audit Committee, composed of Dr. Doluisio and Messrs. Jackson and Momsen, held one meeting.

   The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, stock option grants and stock awards to executive officers, employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, composed of Messrs. Jackson and Momsen and Dr. Mario, held six meetings during fiscal 1999.

   During the fiscal year ended December 31, 1999, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

            APPROVAL OF AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN

   In May 1991, the Board adopted, and the stockholders subsequently approved, the Company's 1991 Equity Incentive Plan (the "1991 Plan"). In January 2000, there were 244,418 shares of Common Stock available for grant under the 1991 Plan.

   In January 2000, the Board amended the 1991 Plan, subject to stockholder approval, to increase by 900,000 the number of shares of Common Stock authorized for issuance under the 1991 Plan. As a result of a series of amendments (including the 900,000 shares now proposed for stockholder approval), a total of 5,700,000 shares have been reserved for issuance under the 1991 Plan. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options and other stock awards at levels determined appropriate by the Board.

   Stockholders are requested in this Proposal 2 to approve the amendment to the 1991 Plan to increase the shares available for issuance under the 1991 Plan by 900,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1991 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the 1991 Plan are outlined below.

General

   The 1991 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses, and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the 1991 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal

Revenue Code ("Code"). Nonstatutory stock options granted under the 1991 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted incentive stock options, nonstatutory stock options, and stock bonuses under the 1991 Plan.

Purpose

   The Board adopted the 1991 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 320 employees, the directors, and consultants of the Company and its affiliates are eligible to participate in the 1991 Plan.

Administration

   Subject to the provisions of the 1991 Plan, the Board has the power to construe and interpret the 1991 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration, and other terms of the award.

   The Board administers the 1991 Plan. The Board has the power to delegate administration of the 1991 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1991 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

   The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee administering the 1991 Plan must be "outside directors." The 1991 Plan provides that, in the Board's discretion, directors serving on the committee administering the 1991 Plan may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are:

  .  current employees of the Company or an affiliate,

  . former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan),

  .  current and former officers of the Company or an affiliate,

  . directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and

  . any other person who is otherwise not considered an "outside director" for purposes of Section 162(m).

   The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act. See also "Federal Income Tax Information."

Eligibility

   The Board may grant incentive stock options under the 1991 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 1991 Plan.

   The Board may not grant an incentive stock option under the 1991 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1991 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No person is eligible to receive awards under the 1991 Plan for more than 500,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

Stock Subject to the 1991 Plan

   Subject to this Proposal, the Board has reserved an aggregate of 5,700,000 shares of Common Stock for issuance under the 1991 Plan. If awards granted under the 1991 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 1991 Plan. If the Company reacquires unvested stock issued under the 1991 Plan pursuant to any repurchase right reserved by the Company, the reacquired stock will not again become available for reissuance under the 1991 Plan. See "Terms of Options--Option Exercise" and "Terms of Stock Bonuses and Purchases of Restricted Stock."

Terms of Options

   The following is a description of the permissible terms of options under the 1991 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. Likewise, the exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 1, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $93.41 per share.

   The participant must pay the exercise price of options granted under the 1991 Plan as determined by the Board and as provided in individual stock option agreements, which may consist of:

  .  cash or check,

  .  promissory note,

  . other shares of the Company's Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised,

  . payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of the shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds,

  .  any combination of such methods of payment, or

  . such other consideration and method of payment for the issuance of such shares to the extent permitted under applicable law.

   Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

   Option Exercise. Options granted under the 1991 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1991 Plan typically vest ratably on a monthly basis over a period of 60 months during the participant's employment by, or service as a director of or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the 1991 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1991 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at the participant's exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

   Term. The maximum term of options under the 1991 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1991 Plan generally terminate three months after termination of the participant's service unless:

  . such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination;

  . the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or

  .  the option by its terms specifically provides otherwise.

   Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service.

Terms of Stock Bonuses and Purchases of Restricted Stock

   Payment. The Board determines the purchase price under a restricted stock purchase agreement. The Board may award stock bonuses in consideration of past services without a purchase payment. The participant must pay the purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1991 Plan:

  .  in cash at the time of purchase;

  . at the discretion of the Board, according to a deferred payment or other arrangement; or

  . in any other form of legal consideration that may be acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the 1991 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus award under the 1991 Plan.

Restrictions on Transfer

   The participant may not transfer an incentive stock option, a stock bonus agreement, or a restricted stock purchase agreement otherwise than by will or by the laws of descent and distribution. However, the Board may grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement, a stock bonus agreement, or a restricted stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

   Transactions not involving receipt of consideration by the Company, such as through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or change in corporate structure, may change the class and number of shares of Common Stock subject to the 1991 Plan and outstanding awards. In that event, the Board will appropriately adjust the 1991 Plan as to the class and the maximum number of shares of Common Stock subject to the 1991 Plan, and will adjust outstanding awards as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

   The 1991 Plan provides that in the event of a Change of Control (as defined in the 1991 Plan), at the sole discretion of the Board and to the extent permitted by applicable law, any surviving corporation will assume the rights and obligations of the Company under any awards outstanding under the 1991 Plan or will substitute similar awards for those outstanding under the 1991 Plan; the time during which such awards become vested or may be exercised will be accelerated and any outstanding unexercised rights under any awards terminated if not exercised prior to such event; or such awards will continue in full force and effect.

   For purposes of the 1991 Plan, a "Change of Control" is deemed to have occurred at any of the following times:

  . Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

  . At the time individuals who, as of May 14, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 14, 1991 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) are, for purposes of the 1991 Plan, considered as though such person were a member of the Incumbent Board.

  . Immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

  . The occurrence of any other event that the Incumbent Board determines constitutes a Change of Control.

   The acceleration of an award in the event of a Change in Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

   The Board may suspend or terminate the 1991 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1991 Plan will terminate on May 13, 2001.

   The Board may also amend the 1991 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the 1991 Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the 1991 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Incentive Stock Options. Incentive stock options under the 1991 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

   Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1991 Plan generally have the following federal income tax consequences.

   There are no tax consequences to the participant or the Company by reason of the grant of nonstatutory stock options, restricted stock purchase awards or stock bonuses. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

   Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that the award is granted by a compensation committee comprised solely of "outside directors," and the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if:

  . the award is granted by a compensation committee comprised solely of "outside directors,"

  . the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain,

  . the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and

  . prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

                                  PROPOSAL 3

      APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

   The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 shares to 120,000,000 shares. The authorized number of shares of Preferred Stock remains at 5,000,000. Accordingly, the aggregate number of shares of capital stock (including both Common Stock and Preferred Stock) authorized under the amendment would increase from 45,000,000 shares to 125,000,000 shares.

   The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in substantially the form attached hereto as Exhibit A.

   At March 1, 2000, there were 26,285,267 shares of the Company's Common Stock outstanding. In addition, at the same date, 3,939,792 shares were issuable upon exercise of options and rights outstanding under the Company's stock option and stock purchase plans and 848,347 shares remained available for future grants. In addition, 4,440,840 shares of the Company's authorized Common Stock have been reserved for issuance upon conversion of the Company's $300,000,000 5% convertible subordinated notes due March 1, 2007 (the "Notes"). The Notes may be converted by the note holders into shares of the Company's Common Stock at a conversion rate of 14.8028 shares per $1,000 principal amount of the Notes, which is equivalent to a conversion price of $67.56 per share. The conversion rate is subject to adjustment in certain events.

   Although at present the Board of Directors has no other plans to issue additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, stock splits, stock dividends, establishing strategic relationships with other companies, and expanding the Company's business or product lines through the acquisition of other businesses or products.

   The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

   The affirmative vote of the holders of a majority of the shares of Common Stock outstanding at the Record Date will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                                  PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2000 by (i) each nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                 Beneficial
                                                              Ownership(1)(2)
                                                             ------------------
                                                              Number   Percent
                     Beneficial Owner                        of Shares of Total
                     ----------------                        --------- --------
FMR Corp. and affiliates (3)...............................  2,802,027   10.6%
 82 Devonshire Street
 Boston, MA 02109
Capital Group International, Inc. and affiliate (4)........  2,316,600    8.8%
 11100 Santa Monica Boulevard
 Los Angeles, CA 90025
Vaughn M. Kailian..........................................    594,451    2.2%
Mark D. Perrin.............................................    238,417      *
Charles J. Homcy...........................................    199,638      *
Robert R. Momsen (5).......................................     79,073      *
Shaun R. Coughlin..........................................     71,587      *
Lee M. Rauch...............................................     52,083      *
James T. Doluisio..........................................     36,000      *
Patrick A. Broderick.......................................     33,543      *
Ernest Mario...............................................     17,916      *
Jerry T. Jackson...........................................     10,000      *
Lloyd Hollingsworth Smith, Jr..............................     10,000      *
All executive officers and directors as a group (11 people)
 (6)                                                         1,342,708    4.9%

--------
*  Less than one percent
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,285,267 shares outstanding on March 1, 2000, adjusted as required by rules promulgated by the SEC.
(2) Includes shares that certain officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows (number of shares): Vaughn M. Kailian, 431,308; Mark D. Perrin, 238,327; Charles J. Homcy, 154,417; Robert R. Momsen, 35,000; Shaun R. Coughlin, 49,000; Lee M. Rauch, 52,083; James T. Doluisio, 35,000; Patrick A. Broderick, 32,083; Ernest Mario, 17,916; Jerry T. Jackson, 10,000; Lloyd Hollingsworth Smith, Jr., 10,000; and all executive officers and directors as a group, 1,065,134.
(3) Based on a Schedule 13G filed with the SEC dated March 10, 2000. Includes 2,587,077 shares (9.8%) beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), as a result of acting as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940, of which 1,645,290 shares (6.2%) are owned by Select Biotechnology Fund, one of Fidelity's investment companies, and of which 164,017 shares are based upon assumed conversion of $11,080,000 principal amount of COR Therapeutics, Inc. 5% convertible subordinated notes (14.8028 shares for each $1,000 principal amount). Also includes 81,300 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of institutional accounts. FMR Corp. has sole power to dispose of 2,802,027 shares and sole power to vote or direct the voting of 214,950 shares. The following listed entities and individuals filed a joint statement on Schedule 13G, with FMR Corp. listed as a parent holding company: Fidelity Management & Research Company, Select Biotechnology Fund, Edward C. Johnson 3d and Abigail P. Johnson.
(4) Based on a Schedule 13G filed with the SEC dated February 10, 2000. Includes 2,316,600 shares beneficially owned by Capital Guardian Trust Company ("CGTC") as a result of acting as investment manager of various institutional accounts, with dispositive power over 2,316,600 shares and power to direct the voting of 1,452,000 shares on behalf of various individual and institutional investors. CGTC disclaims beneficial ownership of all of the these shares pursuant to Rule 13d-4.
(5) Includes 20,277 shares owned for the benefit of Mr. Momsen by InterWest Venture Management Company PSRP. Mr. Momsen disclaims beneficial ownership of such 20,277 shares, except to the extent of his pecuniary interest therein.
(6) Includes 1,065,134 shares that certain officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   Directors who are neither employees of nor consultants to the Company ("non-employee directors") receive an annual directors' fee of $10,000, paid on a quarterly basis. In accordance with Company policy, directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings. An aggregate of $60,000 was paid to Dr. Coughlin, Dr. Doluisio, Mr. Jackson, Dr. Mario, Mr. Momsen and Dr. Smith for services as directors of the Company during 1999.

   In January 1994, the Board adopted, and the stockholders subsequently approved, the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each non-employee director of the Company is automatically granted a non-qualified option to purchase 25,000 shares of Common Stock on the date of adoption of the Directors' Plan, or if later, the date of such non-employee director's election to the Board. The exercise price of such options granted under the Director's Plan is 100% of the fair market value of the Common Stock on the date of the option grant. Such options granted under the Directors' Plan vest ratably over 60 months and have a term of ten years. During 1999, no options to purchase shares were granted under this provision of the Directors' Plan to non-employee directors for services rendered as directors of the Company during 1999.

   In March 1999, the Board approved an amendment to the Directors' Plan to provide for automatic supplemental grants of stock options to each non-employee director, commencing after the full vesting of the initial option grant to each such director under the Directors' Plan as described above (the "Plan Amendment"). Pursuant to the Plan Amendment, each non-employee director of the Company will automatically be granted a non-qualified option to purchase 10,000 shares of Common Stock on the date of the first Board meeting held both (i) on or after the date of the adoption of the Plan Amendment and
(ii) most closely prior to the date on which the option granted to such non-employee director in his or her initial option grant under the Directors' Plan is fully vested, and biannually thereafter. The exercise price of stock options granted pursuant to the Plan Amendment is 100% of the fair market value of the Common Stock on the date of the option grant. Options granted pursuant to the Plan Amendment are fully vested on the date of grant and have a maximum term of ten years. During 1999, each of the Company's non-employee directors, Drs. Coughlin, Doluisio, Mario and Smith and Messrs. Jackson and Momsen, received a 10,000 share grant under this provision of the Directors' Plan.

   In 1988, the Company and Dr. Coughlin entered into a consulting agreement which provided that, among other things, Dr. Coughlin would perform consulting services for the Company. This consulting agreement was mutually terminated effective March 1, 1999. The Company paid Dr. Coughlin's consulting fee directly to UCSF on behalf of Dr. Coughlin. During 1999, UCSF received consulting payments totaling $5,000 on behalf of Dr. Coughlin.

Compensation of Executive Officers

 Summary of Compensation

   The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated officers (the "Named Executive Officers") at December 31, 1999.

                          SUMMARY COMPENSATION TABLE

                                                            Long-Term Compensation
                                 Annual Compensation                Awards
                          --------------------------------- ----------------------
                                                            Restricted
                                               Other Annual   Stock    Securities   All Other
   Name and Principal          Salary   Bonus  Compensation   Awards   Underlying  Compensation
        Position          Year ($)(1)  ($)(2)     ($)(3)      ($)(4)   Options (#)    ($)(5)
   ------------------     ---- ------- ------- ------------ ---------- ----------- ------------
Vaughn M. Kailian........ 1999 430,000 113,500                            40,000      6,735
 President and Chief      1998 427,500 102,600                43,000      40,000      3,762
 Executive Officer        1997 400,000 128,000                           110,500      1,940
Charles J. Homcy......... 1999 330,000  65,000                            80,000      3,598
 Executive Vice
  President,              1998 327,917  59,025                33,000      30,000      3,330
 Research and Development 1997 305,000  73,200  167,629 (6)              101,500        709
Mark D. Perrin........... 1999 292,000  45,000                            30,000      1,865
 Executive Vice
  President,              1998 290,167  52,230                29,200      30,000      1,444
 Commercial Operations    1997 270,000  64,800  193,874 (7)               93,500        500
Lee M. Rauch............. 1999 230,128  33,000               102,860     100,000      2,058
 Senior Vice President,
 Corporate Development
Patrick A. Broderick..... 1999 220,923  36,500                           100,000      1,623
 Senior Vice President,
 General Counsel and
 Secretary

--------
(1) Includes amounts earned but deferred at the election of the Named Executive Officer.
(2) Bonus payments for 1999 (paid in March 2000) resulting from the Company's Incentive Pay Program. These bonuses do not include the value of restricted stock bonus awards granted, which are included under the heading "Restricted Stock Awards" in this table.
(3) As permitted by rules promulgated by the SEC, no amounts are shown with respect to "perquisites" under "Other Annual Compensation" where such amounts for each Named Executive Officer do not exceed the lesser of 10% of such executive's bonus plus salary or $50,000.
(4) Represents the dollar value of the shares awarded. This number is calculated by multiplying the fair market value on the date of grant ($11.25 in 1999 and $7.97 in 1998, based on the average of the high and low sale prices on the date of grant as reported on the Nasdaq National Market) by the number of shares granted. Restricted shares granted to Ms. Rauch in 1999 and to Mr. Kailian, Dr. Homcy and Mr. Perrin in 1998 vest in full on January 1, 2000. At the end of fiscal 1999, the aggregate unvested restricted stock holdings of the Named Executive Officers and the value thereof at year end based on the then fair market value of $26.56, without giving effect to the diminution of value attributable to the restrictions on such stock, were as follows: $143,331 for Mr. Kailian (5,396 shares), $109,995 for Dr. Homcy (4,141 shares), $97,325 for Mr. Perrin (3,664 shares), and $242,861 for Ms. Rauch (9,143 shares). Dividends on these shares of restricted stock will be paid when, as, and if declared by the Company's Board of Directors. The Company has not paid any dividends to date and does not anticipate paying any dividends on its Common Stock in the foreseeable future.
(5) Includes premiums on life insurance payable for each Named Executive Officer. Also, includes $1,000 in matching contributions by the Company to its tax-qualified employee savings and retirement plans for all Named Executive Officers in 1999 and $500 in matching contributions by the Company to its tax-qualified employee savings and retirement plans for Mr. Kailian, Dr. Homcy and Mr. Perrin in 1998 and 1997.
(6) Consists of reimbursement of expenses paid by the Company in connection with Dr. Homcy's relocation.
(7) Consists of reimbursement of expenses paid by the Company in connection with Mr. Perrin's relocation.

Stock Option Grants and Exercises

   The Company has granted stock options to its executive officers, employees and consultants under its 1988 Employee Stock Option Plan (the "1988 Employee Plan"), its 1991 Equity Incentive Plan (the "1991 Plan") and its 1998 Non-Officer Equity Incentive Plan (the "1998 Equity Plan"), and to consultants under its 1988 Consultant Stock Option Plan (the "1988 Consultant Plan"). As of March 1, 2000, options to purchase 98,668 shares were outstanding under the 1988 Employee Plan and options to purchase 14,000 shares were outstanding under the 1988 Consultant Plan. Both of these plans were terminated in 1991 and no further options were granted after that date under either plan. As of March 1, 2000, options to purchase 3,036,939 shares were outstanding under the 1991 Plan, and 27,560 shares remained available for future grants. As of March 1, 2000, options to purchase 670,185 shares were outstanding under the 1998 Equity Plan, and 460,438 shares remained available for future grants.

   The following tables show, for the fiscal year ended December 31, 1999, certain information regarding all options granted to, exercised by, and held at year end by, the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                         --------------------------------------------
                                                                          Potential
                                                                      Realizable Value
                                                                      at Assumed Annual
                                                                       Rates of Stock
                         Number of  Percentage of                           Price
                         Securities Total Options                     Appreciation for
                         Underlying  Granted to                        Option Term ($)
                          Options   Employees in  Exercise                   (3)
                          Granted    Fiscal Year   Price   Expiration -----------------
          Name            (#) (1)      (%) (2)     ($/Sh)     Date      5%       10%
          ----           ---------- ------------- -------- ---------- ------- ---------
Vaughn M. Kailian.......   40,000        5.39      10.94    1/29/09   295,503   729,684
Charles J. Homcy........   30,000        4.04      10.94    1/29/09   221,627   547,263
                           50,000        6.73      13.28    5/25/09   437,984 1,090,764
Mark D. Perrin..........   30,000        4.04      10.94    1/29/09   221,627   547,263
Lee M. Rauch............  100,000       13.47      10.94    1/29/09   738,756 1,824,210
Patrick A. Broderick....  100,000       13.47      10.94    1/29/09   738,756 1,824,210

--------
(1) Reflects options granted in 1999 to the Named Executive Officers under the 1991 Plan. Options granted to Mr. Kailian, Mr. Perrin, and Dr. Homcy on January 29, 1999 vest in their entirety on January 31, 2002. Options granted to Mr. Broderick and Ms. Rauch on January 29, 1999 vest as follows: 20,000 shares vest ratably over the first three months following the date of their employment, 23,750 shares vest ratably over the subsequent three months, and the remaining 56,250 shares vest ratably over the next 54 months. The option granted to Dr. Homcy on May 25, 1999 vests in equal monthly installments over a five-year period following the date of grant, which is generally consistent with the terms of options granted to other employees under the 1991 Plan. The 1991 Plan also contains provisions for the Board of Directors, among other things, to reprice options and to accelerate vesting of options in the event of a change in control of the Company.
(2) Based on options to purchase 742,600 shares of Common Stock granted to employees, including executive officers, in the fiscal year ended December 31, 1999.
(3) The potential realizable value is based on the term of the option at the date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

                          AGGREGATED OPTION EXERCISES
            IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

                          Shares
                         Acquired                 Number of Securities      Value of Unexercised In-the-
                            on     Value         Underlying Unexercised       Money Options at FY-End
                         Exercise Realized          Options At FY-End        Exercisable/Unexercisable
          Name              (#)     ($)       Exercisable/Unexercisable (#)            ($)(2)
          ----           -------- --------    ----------------------------  ----------------------------
Vaughn M. Kailian.......  75,000  762,660(1)       444,610 / 165,890           7,724,223 / 2,418,655
Charles J. Homcy........     --       --           230,987 / 175,513           3,258,506 / 2,504,994
Mark D. Perrin..........     --       --           183,926 / 154,574           2,738,623 / 2,298,988
Lee M. Rauch............     --       --             47,916 / 52,084               748,688 / 813,813
Patrick A. Broderick....     --       --             47,916 / 52,084               748,688 / 813,813

--------
(1) Fair market value of the Common Stock on the date of exercise ($10.47, based on the average of the high and the low sale prices as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares exercised.
(2) Fair market value of the Common Stock on December 31, 1999 ($26.56, based on the average of the high and the low sale prices as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares that are in the money.

Key Employee Change in Control Severance Plan

   In May 1999, the Compensation Committee of the Board approved the Company's Key Employee Change in Control Severance Plan (the "Severance Plan"). The Severance Plan provides separation pay and benefits to members of the Company's Executive Committee and Vice Presidents of the Company whose employment is involuntarily terminated without cause or voluntarily terminated for good reason within 12 months following a change in control of the Company. Specifically, the Severance Plan provides for continuation of the employee's base salary for a period of 18 months, payment of the pro rata portion of the employee's target bonus for the year in which termination occurs equal to the portion of the year in which the employee is employed by the Company, and payment by the Company of premiums for COBRA coverage for 12 months.

                       COMPENSATION COMMITTEE REPORT (1)

   The Compensation Committee (the "Committee") consists of Jerry T. Jackson, Ernest Mario, Ph.D. and Robert R. Momsen, none of whom is an employee of or a consultant to the Company. The Committee is responsible for setting the Company's policies regarding compensation for all employees and executive officers and for administering the Company's 1991 Plan, 1998 Equity Plan and 1991 Employee Stock Purchase Plan. In particular, the Committee evaluates the performance of management and determines the compensation of executive officers.

   The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

  . competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight to California companies of comparable size;
--------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

  . annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

  . equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits which it achieves for the Company's stockholders.

   Total compensation for the Company's executive officers includes a base salary component and may include two other components: annual incentives and long-term incentives. Annual incentive compensation may consist of cash incentive bonuses and stock bonus or restricted stock bonus awards, or other equity components, each based on satisfying corporate goals established for the year by the Committee as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive long-term incentive compensation in the form of grants of options to purchase shares of Common Stock, with exercise prices typically set at fair market value on the date of grant. Restricted stock bonus awards may also provide long-term incentives for executives.

   In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. In addition to traditional measures of performance, in determining the compensation of the Company's executives, the Committee looks to other indicia of performance, such as the progress of the Company's research and development programs, regulatory developments and corporate development activities, as well as the Company's success in securing capital sufficient to assist the Company in completing product development and increasing product revenues.

   As a result, in many instances these qualitative factors necessarily involve a subjective assessment by the Committee of corporate performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates both Company and individual performance against that mix. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data as well as data gathered internally.

   In January 1999, the Committee met to consider the compensation of the Company's executive officers for fiscal 1999. The Committee considered a variety of factors, including both individual and corporate factors, in evaluating the performance of the Company's executive officers. The Committee reviewed the results of independent surveys that provided information regarding management compensation for approximately 200 companies in the biopharmaceutical industry, categorized by geographic area and management position. The surveys included a broader group of companies than those companies included in the American Stock Exchange Biotechnology Index used in the performance measurement comparison graph included in this proxy statement. The Committee also reviewed other publicly available information, gathered informally, pertaining to compensation of executive officers in the biopharmaceutical industry. Based on these survey results, as well as the other foregoing factors, for 1999, the Committee determined that the base compensation of Mr. Kailian and the other executive officers should remain at 1998 levels, reflecting, in part, the change in incentive compensation targets for 1999 discussed below.

   The Company has used the grant of stock options under its 1991 Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. Based on these factors, in January 1999, the Committee granted to Mr. Kailian an option to purchase an aggregate of

40,000 shares of Common Stock, at an exercise price of $10.94 per share, the fair market value on the date of the grant. This option granted to Mr. Kailian vests entirely in January 2002. In January 1999, the Committee granted to Dr. Homcy and Mr. Perrin options to purchase 30,000 shares of Common Stock at an exercise price of $10.94 per share, the fair market value on the date of the grants. These options granted to Dr. Homcy and Mr. Perrin vest in their entirety in January 2002. In May 1999, the Committee granted to Dr. Homcy an option to purchase 50,000 shares of Common Stock at an exercise price of $13.28 per share. This additional option granted to Dr. Homcy vests in equal monthly installments over a period of five years. The Committee considered the number of shares and options already received by each executive in making these grants.

   The Committee also approved a 1999 Incentive Pay Program for executive officer pay, which provides for the payment of cash bonuses to the executive committee. Mr. Kailian was eligible to receive a cash bonus of up to 80% of his eligible 1999 compensation, and the other executive officers were each eligible to receive a cash bonus of up to 50% of such officer's eligible 1999 compensation, if the Company achieved its goals for 1999. Determinations of the amount of cash bonuses eligible to be awarded under the 1999 Incentive Pay Program were based on the extent of achievement of certain corporate goals established by the Board for 1999. The goals established for the 1999 Incentive Pay Program were: (i) continued successful commercialization of INTEGRILIN(TM) (eptifibatide) Injection, (ii) advancement of other potential products in research and development, specifically the Oral GP IIb-IIIa product candidate, and (iii) financial, operational and general corporate management objectives.

   In January 2000, the Committee met to evaluate performance against the goals established for the 1999 Incentive Pay Program. The Committee determined that, although not all 1999 corporate objectives were fully satisfied, the Company had success in achieving many of its objectives. As a result, based on corporate performance, the Committee recommended that Mr. Kailian receive a cash bonus of 26% of his eligible compensation, and that the other executive officers of the Company receive cash bonuses of 14% to 20% of such officer's eligible 1999 compensation.

   The Committee has not adopted a policy with respect to the application of
Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of certain executive officers. However, pursuant to Section 162(m), compensation from options granted under the 1991 Plan at no less than 100% of fair market value may be excluded from the Section 162(m) limitations.

   Jerry T. Jackson           Ernest Mario, Ph.D.        Robert R. Momsen

Compensation Committee Interlocks and Insider Participation

   Jerry T. Jackson, Robert R. Momsen and Dr. Ernest Mario served as members of the Board of Directors' compensation committee during the fiscal year ended December 31, 1999.

   None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

   The following graph shows total stockholder return of the CRSP Total Return Index for the Company, the American Stock Exchange Biotechnology Index ("AMEX Index") and the Nasdaq Stock Market (United States Companies) ("Nasdaq Index").

            Comparison of Total Cumulative Return on Investment (2)


          12/31/94  6/30/95  12/31/95   6/30/96  12/31/96  12/31/97  6/30/98   6/30/98    12/31/98   6/30/99  12/31/99
COR       100        81.25    76.14     103.41    89.77     96.59    204.55    126.14     120.45     134.09   244.32

AMEX      100       109.60   163.01     171.44   175.85    173.68    197.93    178.94     225.60     261.20   477.02

NASDAQ    100       124.14   139.92     157.59   171.69    191.77    208.83    251.97     291.60     357.22   541.16

--------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The total return on investment (change in stock price plus reinvested dividends) for the Company, the AMEX Index and the Nasdaq Index, based on December 31, 1994 = 100. The AMEX Index is calculated using an equal-dollar weighting methodology.

                             CERTAIN TRANSACTIONS

   The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws. See also "Executive Compensation--Compensation of Directors."

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Patrick A. Broderick
                                          Secretary

April 17, 2000

   A copy of the Company's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 1999 is available without charge upon written request to: Investor Relations, COR Therapeutics, Inc., 256 East Grand Avenue, South San Francisco, CA 94080. A copy of the report can also be viewed by visiting the Company's Web site, http://www.corr.com.

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            COR THERAPEUTICS, INC.

   COR THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

   FIRST: At a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

   RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read in its entirety as follows:

     "FOURTH. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is One Hundred Twenty-Five Million (125,000,000) shares, comprised of One Hundred Twenty Million (120,000,000) shares of Common Stock, $0.0001 par value (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value (the "Preferred Stock").

     The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of the Restated Certificate of Incorporation, to provide for the issuance of all or any shares of any wholly unissued series of Preferred Stock, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of the Restated Certificate of Incorporation. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitation, or restrictions of the Common Stock are expressly made subject and subordinate to those that are fixed and those that may be fixed with respect to any shares of the Preferred Stock."

   SECOND: Thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   THIRD: Said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Vaughn M. Kailian, its President, and Patrick A. Broderick, its
Secretary, this      day of       , 2000.

                                          By:__________________________________
                                                    Vaughn M. Kailian
                                                        President

                                          Attest:______________________________
                                                  Patrick A. Broderick
                                                        Secretary

PROXY

                            COR THERAPEUTICS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2000


The undersigned hereby appoints Vaughn M. Kailian and Patrick A. Broderick, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of COR Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of COR Therapeutics, Inc. to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California on Tuesday, May 23, 2000 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3, and Proposal 4 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                  (Continued and to be signed on other side)

                           . FOLD AND DETACH HERE .

The Board of Directors recommends a vote FOR the nominees for director listed below.

Proposal 1:
To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:  Vaughn M. Kailian, Shaun R. Coughlin, James T. Doluisio, Charles J.
           Homcy, Jerry T. Jackson, and Ernest Mario

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:
________________________________________________________________________________


The Board of Directors recommends a vote FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

Proposal 2:
To approve an amendment to the Company's 1991 Equity Incentive Plan          For   Against   Abstain
to increase the aggregate number of shares of Common Stock authorized
for issuance under the plan by 900,000 shares.                               __    ___       ___

Proposal 3:
To approve an amendment to the Company's Certificate of Incorporation to     For   Against   Abstain
increase the aggregate number of shares of Common Stock authorized for
issuance by 80,000,000 shares.                                               __    ___       ___

Proposal 4:
To ratify the selection of Ernst & Young LLP as independent auditors of      For   Against   Abstain
the Company for its fiscal year ending December 31, 2000.                    __    ___       ___

Date  __________________, 2000     Signature(s)     ___________________________
                                                    ___________________________
                                   Printed Name(s)  ___________________________
                                   Title            ___________________________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.